                                                            EXHIBIT  (4)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                           7,700,000 Units
CUSIP 590188 587                                     (Each Unit representing $10
                                                 principal amount of Securities)

                           MERRILL LYNCH & CO., INC.
          Merrill Lynch EuroFund Market Index Target-Term Securities/SM/
                             due February 28, 2006
                             ("MITTS  Securities")

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay and discharge each Note evidenced hereby by delivering to CEDE & CO., or registered assigns, the number of Class D Shares of the Merrill Lynch EuroFund (the "EuroFund") equal in value to the principal sum of SEVENTY SEVEN MILLION DOLLARS ($77,000,000) (the "Principal Amount") plus the Supplemental Redemption Amount, as defined below, on February 28, 2006 (the "Stated Maturity").


     The delivery of the Class D Shares of the EuroFund equal in value to the Principal Amount and the Supplemental Redemption Amount and the payment of any interest on any overdue amount thereof with respect to this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and to the extent applicable, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
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     This MITTS Security is one of the series of Merrill Lynch EuroFund Market
Index Target-Term Securities/SM/ due February 28, 2006.

DELIVERY AT MATURITY

     At maturity, a beneficial owner of a MITTS Security will be entitled to receive the number of Class D Shares of the EuroFund equal in value (determined based on the Maturity NAV (as defined below)) to the Principal Amount of such MITTS Security plus the Supplemental Redemption Amount, if any, all as provided below. The number of Class D Shares delivered by the Company will be rounded to the nearest one-thousandth of a share.

     "Maturity NAV" shall mean the net asset value for the Class D Shares of the EuroFund as calculated by the EuroFund on the first Calculation Day (as defined below) during the Calculation Period (as defined below); provided, however, if no Calculation Days occur during the Calculation Period because of Market Disruption Events (as defined below), then Maturity NAV shall mean the net asset value for the Class D Shares of the EuroFund as calculated by the EuroFund on the last scheduled Index Business Day (as defined below) in the Calculation Period regardless of the occurrence of a Market Disruption Event on such day.

     Notwithstanding anything else contained herein, if the EuroFund is not issuing Class D Shares to new investors in the EuroFund on the date Maturity NAV is to be determined, the Company may, in lieu of delivering Class D Shares of the EuroFund, pay cash in an amount equal to the sum of the Principal Amount of the MITTS Securities and the Supplemental Redemption Amount, if any.

SUPPLEMENTAL REDEMPTION AMOUNT

     The "Supplemental Redemption Amount" with respect to this MITTS Security equals:

                             (Ending Index Value - Starting Index Value)
Principal Amount X           (-----------------------------------------)
                             (            Starting Index Value         )

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The Starting Index Value equals 15.53. The Ending Index Value will be determined by Merrill Lynch, Pierce, Fenner & Smith (the "Calculation Agent") and will equal the closing value of the Merrill Lynch EuroFund Index (the "Index") determined on the first Calculation Day during the Calculation Period. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period regardless of the occurrence of a Market Disruption Event on such day.

     The "Calculation Period" means the period from and including the fourth scheduled Index Business Day prior to the Stated Maturity to and including the second scheduled Index Business Day prior to the Stated Maturity.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     For purposes of determining the Ending Index Value, an "Index Business Day" means any day on which the New York Stock Exchange ("NYSE") and the American Stock Exchange ("AMEX") are open for trading and the Index or any Successor Index, as defined below, is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the MITTS Securities.

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENTS

     If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of an index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means, as determined by the Calculation Agent, the EuroFund:

(a) is unable or otherwise fails to issue a net asset value for any series of shares of the EuroFund after the close of business on the NYSE (generally, 4:00 p.m., New York City time) but before 11:00 p.m., New York City time on the same day or

(b)  suspends redemption of shares of the EuroFund.

DISCONTINUANCE OF THE INDEX

     If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the Index and calculate the Ending Index Value as described above under "Delivery at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the MITTS Securities.

     If the AMEX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (a) the determination of the Ending Index Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall

Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone.

General

     This MITTS Security is one of a duly authorized issue of securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company), as Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the MITTS Securities, and the terms upon which the MITTS Securities are, and are to be, authenticated and delivered.

     The Company hereby covenants for the benefit of the Holders of the MITTS Securities, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the MITTS Securities.

     The MITTS Securities are not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity.

     In case an Event of Default with respect to any MITTS Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount thereof, will be a sum equal in value to the Principal Amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the Stated Maturity of the MITTS Securities.

     In case of default in payment of the MITTS Securities (whether at the stated maturity or upon acceleration), from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate 5.97% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the MITTS Securities to the date payment of such amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the MITTS Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the MITTS Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the MITTS Securities of each series at the time Outstanding, on behalf of the Holders of all MITTS Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this MITTS Security shall be conclusive and binding upon such Holder and upon all future Holders of this MITTS Security and of any MITTS Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this MITTS Security.

     No reference herein to the Indenture and no provision of this MITTS Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to deliver the number of Class D Shares of the EuroFund or an amount equal in value to the Principal Amount plus the Supplemental Redemption Amount with respect to this MITTS Security and to pay any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this MITTS Security may be registered on the MITTS Security Register of the Company, upon surrender of this MITTS Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MITTS Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The MITTS Securities are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the MITTS Securities are exchangeable for a like aggregate principal amount of MITTS Securities in authorized denominations, as requested by the Holder surrendering the same. If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this MITTS Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the MITTS Securities, this MITTS Security shall be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive MITTS Securities shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive MITTS Securities are so delivered, the Company may make such changes to the form of this MITTS Security as are necessary or appropriate to allow for the issuance of such definitive MITTS Securities.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     Prior to due presentment of this MITTS Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this MITTS Security is registered as the owner hereof for all purposes, whether or not this MITTS Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this MITTS Security which are defined in the Indenture but not in this MITTS Security shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this MITTS Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:   September 3, 1998

CERTIFICATE OF AUTHENTICATION                                     Merrill Lynch & Co., Inc.
This is one of the Securities of the series  [Copy of Seal]
designated therein referred to in the
within-mentioned Indenture.

The Chase Manhattan Bank, as Trustee                               By:
                                                            Treasurer

By:                                                                Attest:
       Authorized Officer                                   Secretary
